AMENDMENT NO. 8 TO CREDIT AGREEMENT

This Amendment No. 8 (this “Amendment”) to the Credit Agreement, dated as of September 30, 2005 (as amended by Amendment No. 1, dated as of June 14, 2006 and Amendment No. 2, dated October 31, 2006, and subject to a Consent and Waiver No. 3, dated as of October 31, 2006, Waiver No. 4, dated as of March 30, 2007, and Amendment No. 5, dated as of August 31, 2007, Waiver No. 6, dated as of September 25, 2007 and Amendment No. 7, dated as of October 4, 2007 the “Credit Agreement”), and entered into by and among Duff & Phelps, LLC (the “Borrower”), Duff & Phelps Acquisitions, LLC, as one of the guarantors (“Holdings”), the persons designated as “Lenders” on the signature pages hereto (the “Lenders”) and General Electric Capital Corporation, in its capacity as Administrative Agent (the “Administrative Agent”) for its own benefit and the benefit of the Lenders, is dated as of January 31, 2008 and entered into by and among Borrower, the other Loan Parties signatory hereto, the Lenders signatory hereto and Administrative Agent.

R E C I T A L S:

WHEREAS, the parties hereto wish to amend the Credit Agreement on the terms and conditions hereof; and

WHEREAS, Section 11.1(a) of the Credit Agreement requires the written consent of the Required Lenders and the Borrowers to certain amendments to the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and subject to the terms and conditions hereof the Borrowers, the Loan Parties signatory hereto, the Lenders whose signatures appear below and the Administrative Agent agree as follows:

Section 1.

DEFINITIONS

1.1 Defined Terms. Unless otherwise provided all capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement.

Section 2.

AMENDMENT

2.1 Amendments. Subject to the satisfaction of the conditions set forth in Section 3, the Credit Agreement is hereby amended as follows:

(a) Section 1.1 is amended by adding the following definitions in the appropriate alphabetical locations:

“Amendment No. 8” means Amendment No. 8, dated as of January 9, 2008, to this Agreement.

“Amendment No. 8 Effective Date” means the ‘Effective Date’ (as such term is defined in Amendment No. 8).

“D&P” means Duff & Phelps Corporation, a Delaware corporation.

(b) Article IV is amended by adding a new Section 4.18 at the end thereof as follows:

“Section 4.18 Duff & Phelps Corporation.

“As of the Amendment No. 8 Effective Date, D&P has not engaged in any business, operations or activity, or held any property, other than (i) holding Stock and Stock Equivalents of Holdings, (ii) issuing, registering, selling and redeeming its own Stock (and Stock Equivalents), (iii) paying taxes, (iv) holding directors’ and shareholders’ meetings, preparing corporate and similar records and other activities required to maintain its separate corporate or other legal structure, (v) preparing reports to, and preparing and making notices to and filings with, Governmental Authorities and to its holders of Stock and Stock Equivalents and (vi) activities reasonably related or ancillary to any of the foregoing activities.”

(c) Section 5.1 of the Credit Agreement is amended by replacing the word “Borrower” appearing therein with the phrase “Prior to December 31, 2007, Borrower, and on and after December 31, 2007, D&P”.

(d) Section 5.2 of the Credit Agreement is amended by replacing the word “Borrower” appearing therein with the phrase “Prior to December 31, 2007, Borrower, and on and after to December 31, 2007, D&P”.

(e) Section 6.1 of the Credit Agreement is amended by adding the following sentence at the end such Section:

“Notwithstanding the foregoing, the parties hereby agree that Borrower may satisfy the reporting requirements set forth in this Section 6.1 by delivering to the Administrative Agent when due the reports, Financial Statements, balance sheets or other documents, as applicable (together with related Borrower and accountant certifications), that are prepared with respect to D&P to the extent such reports, Financial Statements, balance sheets or other documents, as applicable, are prepared on a consolidated and, where applicable, a consolidating basis and otherwise satisfy the reporting requirements set forth in the Section 6.1, and all references in Sections 6.1(a), 6.1(b) and 6.1(c) to Holdings shall be deemed to be references to D&P and solely for the purposes of Section 6.1, the term “Group Member” shall include D&P.”

(f) Section 8.8 of the Credit Agreement is amended by replacing clause (viii) with the following: “(viii) executing such documents as are necessary to consummate any Permitted Acquisition including the issuance of its own Stock and Stock Equivalents and complying with the requirements thereof so long as no other Indebtedness or liabilities are incurred by Holdings in connection therewith”.

(g) Section 9.1 is amended by (i) replacing the period ending paragraph (h) thereof with “; or” and inserting immediately thereafter the following paragraph (i):

“(i)  At any time after the Amendment No. 8 Effective Date, D&P shall engage in any business, operations or activity, or hold any property, other than (i) holding Stock and Stock Equivalents of Holdings, (ii) issuing, registering, selling and redeeming its own Stock (and Stock Equivalents), (iii) paying taxes, (iv) holding directors’ and shareholders’ meetings, preparing corporate and similar records and other activities required to maintain its separate corporate or other legal structure, (v) preparing reports to, and preparing and making notices to and filings with, Governmental Authorities and to its holders of Stock and Stock Equivalents (vi) receiving, and holding proceeds of Restricted Payments of Holdings and distributing the proceeds thereof to its shareholders, (vii) executing such documents as are necessary to consummate any Permitted Acquisition including the issuance of its own Stock and Stock Equivalents and complying with the requirements thereof so long as no other Indebtedness or liabilities are incurred by D&P in connection therewith and (viii) activities reasonably related or ancillary to any of the foregoing activities.”

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Section 3.

CONDITIONS TO EFFECTIVENESS

The amendment provided in Section 2.1 shall become effective on the date (the “Effective Date”) that the following conditions have been satisfied in full or waived by the Required Lenders:

(a) Administrative Agent shall have received one or more counterparts of this Amendment No. 8 executed and delivered by the Loan Parties, the Required Lenders and Administrative Agent; and

(b) There shall be no continuing Default or Event of Default and the representations and warranties of the Loan Parties contained in the Loan Documents, shall be true and correct in all material respects as of the Effective Date or such other specific date as of which any such representation or warranty is by its terms made.

Section 4.

LIMITATION ON SCOPE

Except as expressly amended hereby, the Loan Documents shall remain in full force and effect in accordance with their respective terms. The amendment set forth herein shall be limited precisely as provided for herein and shall not be deemed to be a waiver of, amendment of, consent to or modification of any term or provision of the Loan Documents or any other document or instrument referred to therein or of any transaction or further or future action on the part of any Loan Party requiring the consent of Administrative Agent or Lenders except to the extent specifically provided for herein. Administrative Agent and Lenders have not and shall not be deemed to have waived any of their respective rights and remedies against any Loan Party for any existing or future Defaults or Events of Default.

Section 5.

MISCELLANEOUS

(a) Each Loan Party hereby represents and warrants as follows:

(i) this Amendment No. 8 has been duly authorized and executed by such Loan Party and the Credit Agreement, as amended by this Amendment No. 8 is the legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, except as (1) such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights of creditors in general and (2) the availability of equitable remedies may be limited by equitable principles of general applicability; and

(ii) such Loan Party repeats and restates the representations and warranties of such Loan Party contained in the Credit Agreement as of the Effective Date, except to the extent such representations and warranties relate to a specific date; provided that references to the “Credit Agreement” or “this Agreement” in such representations and warranties shall be deemed to be references to the Credit Agreement as amended pursuant to this Amendment No. 8.

(b) This Amendment No. 8 is being delivered in the State of New York.

(c) Each Loan Party hereby ratifies and confirms that the Credit Agreement as amended hereby remains in full force and effect.

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(d) Each Loan Party agrees that all Loan Documents, as amended hereby or otherwise amended in connection herewith, remain in full force and effect notwithstanding the execution and delivery of this Amendment No. 8 and all other Loan Documents and that nothing contained in this Amendment No. 8 shall constitute a defense to the enforcement of any Loan Document.

(e) This Amendment No. 8 may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

(f) All references in the Loan Documents to the “Credit Agreement” and in the Credit Agreement as amended hereby to “this Agreement,” “hereof,” “herein” or the like shall mean and refer to the Credit Agreement as amended by this Amendment No. 8 (as well as by all subsequent amendments, restatements, modifications and supplements thereto).

(g) This Amendment is a “Loan Document” and each of the following provisions of the Credit Agreement is hereby incorporated herein by this reference with the same effect as though set forth in its entirety herein, mutatis mutandis, and as if “this Agreement” in any such provision read “this Amendment No. 8”: Section 12.13 (Governing Law), Section 12.14 (Jurisdiction), Section 12.15 (Waiver of Jury Trial) and Section 12.16 (Severability).

[Signature page is next page]

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Witness the due execution hereof by the respective duly authorized officers of the undersigned of this Amendment No. 8 to the Credit Agreement as of the date first written above.

DUFF & PHELPS, LLC as Borrower

By:	/s/ Jacob Silverman
Name: Jacob Silverman
Title: CFO

DUFF & PHELPS ACQUISITIONS, LLC as Holdings

By:	/s/ Jacob Silverman
Name: Jacob Silverman
Title: CFO

GENERAL ELECTRIC CAPITAL CORPORATION, as Administrative Agent, L/C Issuer, and Lender

By:	/s/ Kimberly Massa
Name: Kimberly Massa
Title: Its duly authorized signatory

Amendment No. 8 to Credit Agreement

LASALLE BANK ASSOCIATION, as Syndication Agent and a Lender

By:	/s/ Emily Eigel
Name: Emily Eigel
Title: Vice President

AIB DEBT MANAGEMENT LIMITED, as a Lender

By:
Name: Gregory J. Wiske
Title:

APIDOS CDO I, as a Lender

By:	/s/ Ann McCarthy
Name: Ann McCarthy
Title: Authorized Signatory

APIDOS CDO II, as a Lender

By:	Name: Ann McCarthy
Title: Authorized Signatory
Title

APIDOS CDO III, as a Lender

By:	/s/ Ann McCarthy
Name: Ann McCarthy
Title: Authorized Signatory

APIDOS CDO IV, as a Lender

By:	/s/ Ann McCarthy
Name: Ann McCarthy
Title: Authorized Signatory

SOVEREIGN BANK, as a Lender

By:	/s/ Christine Gerula
Name: Christine Gerula
Title: Senior Vice President

ING CAPITAL LLC, as a Lender

By:	/s/ Lawrence P. Eyink
Name: Lawrence P. Eyink
Title: Director

CONSENT AND REAFFIRMATION

The undersigned (“Guarantor”) hereby (i) acknowledges receipt of a copy of the foregoing Amendment No. 8; (ii) consents to Borrower’s execution and delivery thereof and approves and consents to the transactions contemplated thereby; (iii) agrees to be bound thereby; and (iv) affirms that nothing contained therein shall modify or diminish in any respect whatsoever its obligations under the Guaranty and the other Loan Documents to which it is a party and reaffirms that such Guaranty is and shall continue to remain in full force and effect. This acknowledgement by the Guarantor is made and delivered to induce Agent and Lenders to enter into Amendment No. 8, and the Guarantor acknowledges that Agent and Lenders would not enter into Amendment No. 8 in the absence of the acknowledgements contained herein. Although Guarantor has been informed of the matters set forth herein and has acknowledged and agreed to same, Guarantor understands that Agent and Lenders have no obligation to inform Guarantor of such matters in the future or to seek Guarantor’s acknowledgment or agreement to future amendments or waivers, and nothing herein shall create such a duty. Capitalized terms used herein without definition shall have the meanings given to such terms in the Amendment No. 8 to which this Consent is attached or in the Credit Agreement referred to therein, as applicable.

IN WITNESS WHEREOF, the undersigned has executed this Consent and Reaffirmation on and as of the date of Amendment No. 8.

DUFF & PHELPS ACQUISITIONS, LLC as Holdings

By:	/s/ Jacob Silverman
Name: Jacob Silverman
Title: CFO

Consent and Reaffirmation